UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 24, 2021
Date of Report (date of earliest event reported)

VIRTUS INVESTMENT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10994		26-3962811
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Financial Plaza	Hartford	CT	06103
(Address of principal executive offices)			(Zip Code)
(800) 248-7971
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRTS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On February 24, 2021, the Board of Directors (the “Board”) of Virtus Investment Partners, Inc. (the “Company”) elected W. Howard Morris to serve, effective as of March 1, 2021, as a Class II director of the Company and as a member of the Audit Committee. Mr. Morris’ term will expire at the Company’s 2022 annual meeting of stockholders. In addition, Mr. Morris was appointed to serve as a member of the Audit Committee of the Board. The Board has determined that Mr. Morris is an “independent director” and that he satisfies the independence requirements for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and in accordance with the rules of The Nasdaq Stock Market. In addition, the Board has determined that Mr. Morris qualifies as an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K.

Mr. Morris has been President and Chief Investment Officer of The Prairie & Tireman Group, an investment partnership, since 1998. He is a member of the Board of Directors of Owens Corning Corp. and is currently serving a second four-year term on the Michigan State Tax Commission.

In consideration of his services as a member of the Company's Board and any committees thereof, Mr. Morris will be compensated for his service on the Board in accordance with the Company’s compensation program for non-employee directors as in effect from time to time and will receive a pro rata portion of the Company’s annual cash retainer and equity compensation award as compensation for the remainder of the 2021 Board service year.

There is no arrangement or understanding between Mr. Morris and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Morris and any of the Company’s other directors or executive officers. Further, Mr. Morris does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Morris will also enter into the Company’s standard indemnity agreement for directors, the form of which was previously filed by the Company as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 4, 2009.

On March 1, 2021, the Company issued a press release announcing Mr. Morris’ election. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1     Press release of Virtus Investment Partners, Inc. dated March 1, 2021.
104     Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated:	March 1, 2021	By:	/s/ Wendy J. Hills
		Name:	Wendy J. Hills
		Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary